UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
_______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 17, 2013
______________________________________________________________
GOOGLE INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________________

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 253-0000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On October 17, 2013, Google Inc. (“Google”) is issuing a press release and holding a conference call regarding its financial results for the quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Google is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 8.01.	Other Events.
A copy of the consolidated balance sheets, consolidated statements of income, and consolidated statements of cash flows for the quarter ended September 30, 2013 and other financial tables are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

Commencement of Sales under Amended Rule 10b5-1 Trading Plan.

On August 23, 2013, Eric E. Schmidt, Google’s Executive Chairman of the Board of Directors, adopted an amended stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Google’s Policy Against Insider Trading. In October 2013, sales of Eric’s Google stock may commence under this amended trading plan.

The pre-arranged trading plan was adopted in order to allow Eric to sell a portion of his Google stock as part of his long-term strategy for asset diversification and liquidity. The stock transactions pursuant to this amended trading plan will be disclosed publicly through Form 4 and Form 144 filings with the U.S. Securities and Exchange Commission. Using this amended trading plan, Eric can diversify his investment portfolio and can spread stock trades out over a period of time to reduce market impact.

As of September 30, 2013, Eric beneficially owned approximately 5.3 million shares of Class A and Class B common stock, which represented approximately 1.6% of Google’s outstanding capital stock and approximately 5.8% of the voting power of Google’s outstanding capital stock. Under the terms of this amended trading plan, starting in October 2013, Eric intends to sell up to approximately 0.5 million shares of Class A common stock. If, during the period for which this amended trading plan is effective, Google declares and pays a dividend of one share of Class C capital stock for each share of Class A common stock and Class B common stock then outstanding, then a number of shares of Class C capital stock equivalent to the number of shares of Class A common stock subsequently sold, will also be sold under the amended trading plan. On a pro forma basis as of September 30, 2013, assuming all shares of Class A common stock (and excluding the shares of Class C capital stock to be issued pursuant to the dividend) had been sold under the amended trading plan, Eric would have owned approximately 4.8 million shares, which would have represented as of such date approximately 1.4% of Google’s outstanding capital stock and approximately 5.5% of the voting power of Google’s outstanding capital stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Google Inc. dated October 17, 2013
99.2	Financial tables for the quarter ended September 30, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 17, 2013	/s/ PATRICK PICHETTE
Patrick Pichette Senior Vice President and Chief Financial Officer